EXHIBIT 3.2

AMENDED AND RESTATED BY-LAWS OF
BSD MEDICAL CORPORATION

ARTICLE I.

OFFICES

Section 1.                      Additional Offices.  The Corporation may have, in addition to its registered office, offices and places of business at such places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETING OF STOCKHOLDERS

Section 1.                      Place of Meeting.  All meetings of the stockholders of the Corporation shall be held at such times and at such place within or without the State of Delaware as shall be determined by the Board of Directors.

Section 2.                      Annual Meetings.  An annual meeting of the stockholders shall be held at such time and date as shall be designated from time to time by the Board of Directors.  At the meeting they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.                      Voting List.  At least ten days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books.  Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall, be subject to the inspection by any stockholder at any time during usual business hours.  Such list shall be produced and kept open at the time and place of the meeting during the whole thereof, and shall be subject to the inspection of any stockholder who may be present.  The original stock transfer books shall be prima-facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.  Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

Section 4.                      Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation or by these By-Laws, may be called by the Chairman of the Board, the President or Secretary at the request in writing of a majority of the Board of Directors or the holders of capital stock of the Corporation representing a majority of all the shares entitled to vote at the meetings.  Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.

Section 5.                      Notice of Meetings.  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 6.                      Quorum of Stockholders.  The holders of one-third of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation.  If a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until, a quorum is present or represented.  At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting.

Section 7.                      Majority Vote; Withdrawal of Quorum.  When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, not withstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8.                      Method of Voting.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by law, by the Certificate of Incorporation or by any other certificate creating any class or series of stock.  At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy.  Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.  Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

Section 9.                      Record Date; Closing Transfer Books.  The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, the record date to be not less than ten nor more than sixty days prior to the meeting.  In the absence of any action by the Board of Directors, the close of business on the day next preceding the date upon which the notice of the meeting is given shall be the record date.  If notice is waived, the record date shall be the close of business on the day next preceding the day on which the meeting is held.

Section 10.                      Action Without Meeting.  Any action required by statute to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall, be given to those stockholders who have not consented in writing.  In the event the action consented to is such that would have required the filing of a certificate under applicable Delaware corporation law, the certificate shall state that written consent has been given by the stockholders and written notice has been given by the Corporation as provided herein.

Section 11.                      Telephone Meeting.  Subject to the provisions of applicable law and these By-Laws, stockholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE III.

DIRECTORS

Section 1.                      Management of the Corporation.  The business and affairs of the Corporation shall be managed by its Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Certificate of Incorporation or by these By-Laws, directed or required to be exercised or done by the stockholders.

Section 2.                      Number and Qualifications.  The Board of Directors shall consist of not less than three members, such number to be established from time to time by the Board of Directors, none of whom need be stockholders or residents of the State of Delaware.  The directors shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall hold office until his successor shall be elected and shall qualify.

Section 3.                      Removal.  Any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of a majority in number of the stockholders present in person or represented by proxy at such meeting and entitled to vote for the election of such director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

Section 4.                      Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships, or to replace the directors chosen by the directors then in office. No decrease in the size of the Board shall serve to shorten the term of an incumbent director.

Section 5.                      Election of Directors.  Directors shall be elected by plurality vote.  Cumulative voting shall not be permitted.

Section 6.                      Place of Meetings.  The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

Section 7.                      Annual Meetings.  The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of the stockholders and at the same place, unless by majority vote of the directors then elected and serving such time or place is changed.

Section 8.                      Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as may be fixed from time to time by resolutions adopted by the Board and communicated to all directors.

Section 9.                      Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on three (3) days’ notice to each director either personally or by mail or by telegram.  Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.  Except as may be otherwise expressly provided by statute, the Certificate of Incorporation or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

Section 10.                      Quorum; Majority Vote. At all meetings of the Board of Directors, the presence of a majority of the directors fixed by these By-Laws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified.

Section 11.                      Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees of the Board. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12.                      Procedure.  The Board of Directors shall keep regular minutes of its proceedings.  They shall be placed in the minute book of the Corporation.

Section 13.                      Action Without Meeting.  Any action required or permitted to be taken at a meeting of the Board Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.  Such consent shall have the same force and effect as a unanimous vote at a meeting.  The signed consent, or a signed copy, shall be placed in the minute book of the Corporation.

Section 14.                      Telephone Meeting.  Subject to the provisions of applicable statutes and these By-Laws, members of the Board of Directors or of any committee thereof may participate in and hold a meeting of the Board of Directors or any committee thereof by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV.

EXECUTIVE COMMITTEE

Section 1.                      Designation.  The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these By-Laws, designate an Executive Committee, to consist of one or more of the directors of the Corporation (with such alternatives, if any, as may be deemed desirable).

Section 2.                      Authority.  The Executive Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the full Board of Directors is required by statute or by the Articles of Incorporation.

Section 3.                      Change in Number.  The number of members of the Executive Committee may be increased or decreased from time to time by resolution adopted by a majority of the whole Board of Directors.

Section 4.                      Removal.  Any member of the Executive Committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby.

Section 5.                      Vacancies.  Any vacancy in the Executive Committee may be filled by the affirmative vote of a majority of the whole Board.

Section 6.                      Meetings.  Time, place and notice, if any, of meetings of the Executive Committee shall be determined by the Executive Committee.

Section 7.                      Quorum; Majority Vote.  At meetings of the Executive Committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Executive Committee, except as otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws.  If a quorum is not present at a meeting of the

Executive Committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

Section 8.                      Compensation.  See Article III, Section l1.

Section 9.                      Procedure.  The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.  The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation.  The Secretary of the Corporation, or, in his absence, an Assistant Secretary, shall act as the secretary of the Executive Committee, or the committee may, in its discretion, appoint its own secretary.

Section 10.                      Action Without Meeting.  See Article III, Section 13.

Section 11.                      Telephone Meeting.  See Article III, Section 14.

Section 12.                      Responsibility.  The designation of an Executive Committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

ARTICLE V.

OTHER COMMITTEES OF THE BOARD

Section 1.                      Other Committees.  The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board, designate one or more directors (with such alternates, if any, as may be deemed desirable) to constitute another committee or committees for any purpose; provided, that any such other committee or committees shall have and may exercise only the power of recommending action to the Board of Directors and the Executive Committee and of carrying out and implementing any instructions or any policies, plans and programs therefore approved, authorized and adopted by the Board of Directors or the Executive Committee.

ARTICLE VI.

NOTICE

Section 1.                      Manner of Giving Notice.  Whenever under the provisions of the statutes, the Certificate of Incorporation or these By-Laws, notice is required to be given to any committee member, director or stockholder, and no provisions are made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such committee member, director or stockholder at the address appearing on the books of the Corporation.  Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails as aforesaid.

Section 2.                      Waiver of Notice.  Whenever any notice is required to be given to any committee member, director or stockholder of the Corporation under the provisions of the statutes, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.  Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VII.

OFFICERS, EMPLOYEES AND AGENTS:
POWERS AND DUTIES

Section 1.                      Elected Officers.  The elected officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents as may be determined from time to time by the Board (and, in the case of each such Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate), a Secretary and a Treasurer.  The Chairman of the Board shall be a member of the Board of Directors; no other elected officer of the Corporation need be a director of the Corporation, and no elected officer of the Corporation need be a stockholder or resident of the State of Delaware

Section 2.                      Appointive Officers.  The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board, a stockholder or resident of the State of Delaware) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these By-Laws or determined from time to time by the Board of Directors or the Executive Committee.

Section 3.                      Two or More Offices.  Any two (2) or more offices may be held by the same person.

Section 4.                      Compensation.  The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors or the Executive Committee.  The Board of Directors or the Executive Committee may from time to time delegate to the President the authority to fix the compensation of any or all of the other officers (except the Chairman of the Board) of the Corporation.

Section 5.                      Term of Office; Removal; Filling of Vacancies.  Unless otherwise specified by the Board at the time of election or in an employment contract approved by the Board, each elected officer’s term shall end at the first meeting of directors after the next annual meeting of stockholders.  Each elected officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation or removal from office.  Each appointive officer or agent shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment.  Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 6.                      Chairman of the Board.  The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board of Directors.  He shall advise and counsel the President and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or the Executive Committee.

Section 7.                      President.  The President shall be the chief executive officer of the Corporation and, subject to the provisions of these By-Laws, shall have general, supervision of the affairs of the Corporation and shall have general and active control of all its business.  In the absence of the Chairman of the Board or if such officer shall not have been elected or be serving, the President shall preside when present at meetings of the stockholders and the Board of Directors, and shall have the power to call special meetings of the Board of Directors and stockholders for any purpose or purposes.  Subject to the supervision, approval and review of his actions by the Executive Committee and the Board of Directors, he shall have authority to: cause the employment or appointment of and the discharge of employees and agents of the Corporation, other than officers, and fix their compensation; suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; make and sign bonds, deeds, contracts and agreements in the name of and on behalf of the Corporation and to affix the corporate seal thereto; sign stock certificates; and in general to exercise all the powers usually appertaining to the office of president of a corporation, except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws.  The President shall, put into operation the business policies of the Corporation as determined by the Executive Committee and the Board of Directors and as communicated to him by such bodies.  In carrying out such business policies, the President shall, subject to the supervision of the Executive

Committee and the Board of Directors, have general management and control of the day-to-day business operations of the Corporation.  He shall see that the books, reports, statements and certificates required by statutes or laws applicable to the Corporation are properly kept, made and filed according to law.  The President shall be subject only to the authority of the Executive Committee and the Board of Directors in carrying out his duties.  In the absence of or disability of the President, his duties shall be performed and his powers may be exercised by the Vice Presidents in order of their seniority, unless otherwise determined by the President, the Executive Committee, or the Board of Directors.

Section 8.                      Vice Presidents.  Each Vice President shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President, the Executive Committee or the Board of Directors.

Section 9.                      Secretary.  The Secretary shall see that notice is given of all meetings of the stockholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings of the stockholders and the Board of Directors.  He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed.  He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable.  He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation.  In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President, the Executive Committee or the Board of Directors.

Section 10.                      Assistant Secretaries.  Each Assistant Secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, the President, the Executive Committee or the Board of Directors.

Section 11.                      Treasurer.  The Treasurer shall be the chief accounting and financial officer of the Corporation and shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation.  He shall audit all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall receive, audit and consolidate all operating and financial statements of the Corporation and its various departments; shall have supervision of the books of account of the Corporation, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation and shall have charge of all matters relating to taxation.  The Treasurer shall have the care and custody of all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositaries as the Board of Directors or the Executive Committee shall from time to time direct or as shall be selected in accordance with procedure established by the Board or Executive

Committee; shall advise upon all terms of credit granted by the Corporation; and shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation.  He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial papers payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation.  The Treasurer shall generally perform all the duties usually appertaining to the office of treasurer of a corporation.  In the absence or disability of the Treasurer his duties shall be performed and his powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the President, the Executive Committee or the Board of Directors.

Section 12.                      Assistant Treasurers.  Each Assistant Treasurer shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, the President, the Executive Committee or the Board of Directors.

Section 13.                      Additional Powers and Duties.  In addition to the foregoing especially enumerated duties, services and powers, the several elected and appointive officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Certificates of Incorporation or these By-Laws or as the Board of Directors or the Executive Committee may from time to time determine or as may be assigned to them by any competent superior officer.

ARTICLE VIII.

STOCK AND TRANSFER OF STOCK

Section 1.                      Certificates Representing Shares.  Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Certificates of Incorporation and these By-Laws shall be delivered representing all shares of capital stock to which stockholders are entitled; provided, however, that the Board of Directors may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be uncertificated shares.  Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.  Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Delaware, the holder’s name, the number and class of shares of capital stock and the designation of the series, if any, which such certificate represents, the par value of such shares or a statement that such shares are without par value and such other matters as may be required by law.  Each certificate shall be signed by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof.  If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signature of any such officer may be a facsimile.

Section 2.                      Issuance.  Subject to the provisions of the statutes, the Certificate of Incorporation or these By-Laws, shares may be issued for such consideration and to such persons as the Board of Directors may determine from time to time.

Section 3.                      Partly Paid Shares.  Upon the face or back of each certificate issued to represent any partly paid shares of capital shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

Section 4.                      Lost, Stolen or Destroyed Certificates.  The Board of Directors, the Executive Committee, the President, or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, in its or his discretion may direct that the issuance of (i) a new certificate or certificates or (ii) uncertificated shares in place of any certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors, the Executive Committee, the President, or any such officer, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct as indemnity against any claim that may he made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

Section 5.                      Transfers of Shares.  Upon surrender to the Corporation or its transfer agent, if any, of a certificate for shares, if such shares are represented by a certificate, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Corporation shall be obligated to issue, in the Corporation’s discretion, either (i) a new certificate or (ii) uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon the books.

Section 6.                      Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE IX.

MISCELLANEOUS

Section 1.                      Dividends.  Dividends upon the outstanding shares of the Corporation, subject to the provisions of the statutes and of the Certificate of Incorporation, may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation, or in any combination thereof.

Section 2.                      Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall determine to be in the best interest of the Corporation; and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 3.                      Signature of Negotiable Instruments.  All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these By-Laws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors or the Executive Committee.

Section 4.                      Fiscal Year.  The Fiscal year of the Corporation shall be fixed by the Board of Directors by resolution.

Section 5.                      Seal.  The Corporation’s seal shall be in such form as shall be adopted and approved from time to time by the Board of Directors.  The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

Section 6.                      Books and Records.  The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors and shad keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares of stock held by each.

Section 7.                      Resignation.  Any director, committee member, officer or agent may resign by giving written notice to the President or the Secretary.  The resignation shall take effect at the time specified therein, or immediately if no time is specified.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 8.                      Indemnification.

(a)           The Corporation shall indemnify any person who has or is threatened to be made a party to any threatened, pending or completed action, suit, or preceeding, whether civil, criminal, or administrative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and costs of court) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful to the fullest extent permitted by law.  The termination of any action suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)           The Corporation shall indemnify to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees and costs of court) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of competent jurisdiction shall deem proper.

(c)           To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expense (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d)           Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b).  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) it such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e)           Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

(f)           The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement., vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)           The Corporation shall have power, but shall not be required to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

(h)           For the purpose of this Article, all officers, agents, and employees of the Corporation are presumed to be on notice as to the contents of the Certificate of Incorporation and the By-laws of the Corporation, and any amendments thereto, minutes, and resolutions, any exercise of power or authority by an officer, agent, or employee, if not specifically authorized or ancillary to specific powers, shall be deemed not to have been acted upon in good faith.

Section 9.                      Surety Bonds.  Such officers and agents of the Corporation (if any) as the President, the Board of Directors or the Executive Committee may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the President, the Board of Directors or the Executive Committee may determine.  The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

Section 10.                      Interested Directors, Officers and Stockholders.

(a)           Validity.  Any contract or other transaction between the Corporation and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or stockholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.

(b)           Disclosure, Approval.  The foregoing shall, however, apply only if the material facts of the relationship or, the interest of each such director, officer or stockholder is known or disclosed:

(1)           to the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(2)           to the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

(c)           Non-Exclusive.  This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

ARTICLE X.

AMENDMENTS

Section 1.                      These By-Laws may be altered, amended or repealed or new By-Laws may be adopted at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting.